EXHIBIT 10.17


                             SECRETARY'S CERTIFICATE


         I, ALICE L. RUSSELL, Secretary of Alexander & Alexander Services Inc.,

a corporation organized under the laws of the State of Maryland, DO HEREBY

CERTIFY that at a meeting of the Compensation, Benefits & Nominating Committee of the Board of Directors of said corporation duly held on the 20th day of

March, 1996, a quorum being present, the following resolution was duly adopted and has not been modified or rescinded, and is now in full force and effect; and

that the same is not in contravention of or in conflict with the By-Laws or

Charter or Articles of Incorporation and is in accord therewith and pursuant thereto:


         RESOLVED, that, effective March 20, 1996, the Alexander & Alexander Services Inc. and Subsidiaries Supplemental Executive Retirement Plan for Senior Management is amended by eliminating in its entirety paragraph 4.3 Mitigation of Article IV of the Plan; and
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         FURTHER RESOLVED, that, effective March 20, 1996, the Alexander &
         Alexander Services Inc. and Subsidiaries Supplemental Executive Retirement Plan for Key Employees is amended by eliminating in its entirety paragraph 4.3 Mitigation of Article IV of the Plan.
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         WITNESS my hand and the seal of said Corporation this 26th day of
March, 1996.



C O R P O R A T E  S E A L

                                                         /s/ Alice L. Russell
                                                         --------------------
                                                             Secretary